   As filed with the Securities and Exchange Commission dated June 20, 1996
                                                Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933


                             GEOWASTE INCORPORATED
                             ---------------------
             (Exact name of Registrant as specified in its Charter)

            Delaware                                         36-2751684
- -------------------------------                              ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         24 Cathedral Place, Suite 208
                          St. Augustine, Florida 32084
                                 (904) 824-0201
                                 --------------
         (Address and telephone number of principal executive offices)


                                 Kevin R. Kohn
                                   President
                             GeoWaste Incorporated
                         24 Cathedral Place, Suite 208
                          St. Augustine, Florida 32084
                                 (904) 824-0201
             ------------------------------------------------------
             (Name, address, telephone number of agent for service)

                                   COPIES TO:

                              G. Alan Howard, Esq.
                          Mahoney Adams & Criser, P.A.
                       50 North Laura Street, 34th Floor
                         Jacksonville, Florida 32202


                  ----------------------------------------
      (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X
                             ----

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box:

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
 Title of Each Class of     Amount to                 Proposed                  Proposed                  Amount of
 Securities To be           Be Registered             Maximum                   Maximum                   Registration
 Registered                                           Offering                  Aggregate                 Fee(1)
                                                      Price                     Offering
                                                      Per Unit                  Price
 ---------------------------------------------------------------------------------------------------------------------
 Common Stock               233,946(2)                $4.50                     $1,052,757                $363.02
 $0.10 par value per
 share
======================================================================================================================


                 The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective on such date as the Commission, acting pursuant to said
         Section 8(a), may determine.





- -----------------------------------

        (1) Pursuant to Rule 457(c), under the Securities Act of 1933, as amended (the "Securities Act"), the maximum aggregate offering price is based on the average of the high and low prices of the securities of the same class reported in the consolidated reporting system as of June 12, 1996.


        (2) Represents 116,973 shares of Common Stock issued to G. Frank and Carol A. McKeown, as joint tenants with a right of survivorship, and 116,973 shares of Common Stock issued to Edgar W. McCurry, Jr., by the Corporation in connection with the Merger. Defined terms used herein without definitions have the meanings ascribed to them in the accompanying prospectus.

                             CROSS REFERENCE SHEET

Form S-3 Item Number and Caption                                                   Location in Prospectus
- --------------------------------                                                   ----------------------
      INFORMATION REQUIRED IN
      PROSPECTUS


      1.     Forepart of Registration  . . . . . . . . . . . . . . . . . .     Front Cover Page

      2.     Inside Front and
             Outside Back Cover                                                Inside Front and
             Pages of  Prospectus  . . . . . . . . . . . . . . . . . . . .     Outside Back Cover
                                                                               Page

      3.     Risk Factors, Ratio of Earnings
             to Fixed Charges and Other
             Information . . . . . . . . . . . . . . . . . . . . . . . . .     Regulatory Matters

      4.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .     Plan of Distribution

      5.     Determination of Offering Price . . . . . . . . . . . . . . .     Unaudited Pro Forma
                                                                               Financial Information

      6.     Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . .     *

      7.     Selling Security Holders  . . . . . . . . . . . . . . . . . .     Covered Stockholders

      8.     Plan of Distribution  . . . . . . . . . . . . . . . . . . . .     Plan of Distribution

      9.     Description of Securities to be
             Registered  . . . . . . . . . . . . . . . . . . . . . . . . .     Description of
                                                                               Capital Stock
      10.    Interests of Named Experts and
             Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .      *

      11.    Material Changes  . . . . . . . . . . . . . . . . . . . . . .     *

      12.    Incorporation of Certain                                          Incorporation of
             Information by Reference. . . . . . . . . . . . . . . . . . .     Certain Information
                                                                               by Reference

      13.    Disclosure of Commission Position
             on Indemnification for Securities
             Act Liabilities . . . . . . . . . . . . . . . . . . . . . . .     *


                                   PROSPECTUS

                             GEOWASTE INCORPORATED
                         233,946 SHARES OF COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)


         This Prospectus may be used by certain persons (the "Covered Stockholders") to sell shares of common stock, $.10 par value, (the "Common Stock"), of GeoWaste Incorporated, a Delaware corporation (the "Corporation") obtained by such persons in connection with the Agreement and Plan of Merger dated March 21, 1996 by and between the Corporation, GeoWaste of Fl, Inc. and North Florida Sweeping, Inc. ("NFSI"), G. Frank McKeown, Carol A. McKeown and Edgar W. McCurry, Jr. (the "Merger Agreement") whereby NFSI merged with and into the Corporation (the "Merger"). For the purposes of this Prospectus, "Covered Stockholders" shall mean G. Frank and Carol A. McKeown, as joint tenants with a right of survivorship, and Edgar W. McCurry, Jr. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Covered Stockholders. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the warrants pursuant to which the Covered Stockholders will acquire certain of the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Corporation, but all selling and other expenses incurred by individual Covered Stockholders will be borne by such Covered Stockholders.

         The Covered Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the Nasdaq National Market ("Nasdaq"). See "The Plan of Distribution."

                                    ------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------

         No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or that information in this Prospectus or in the documents incorporated herein by reference is correct as of any time subsequent to the date hereof or the dates hereof.


         The date of this Prospectus is June 13, 1996.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information                                                      3

Incorporation of Certain Documents by Reference                            3

The Corporation                                                            4

Covered Stockholders                                                       4

Plan of Distribution                                                       5

Regulatory Matters                                                         6

Description or Capital Stock                                               8

Legal Opinion                                                              9

Experts                                                                    9

                             AVAILABLE INFORMATION

         The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Corporation's securities are traded on the over-the-counter market, and reports, proxy statements and other information concerning the Corporation may be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006.

         The Corporation has filed with the Commission a Registration Statement on Form S-3 (together with any amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission by the Corporation are incorporated, as of their respective filing dates, by reference in this Prospectus.

         (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) the Corporation's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; and

         (c)     the Corporation's 8-K filed on April 3, 1996.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. In addition, a copy of the Corporation's Form 10-K for the year ended December 31, 1995, and Form 10-Q for the interim period ended March 31, 1996 will accompany this Prospectus.

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

                             GEOWASTE INCORPORATED
                         24 CATHEDRAL PLACE, SUITE 208
                          ST. AUGUSTINE, FLORIDA 32084
                             ATTENTION: KEVIN KOHN
                           TELEPHONE: (904) 824-0201

                                THE CORPORATION

         The Corporation's principal executive office is located at 24 Cathedral Place, Suite 208, St. Augustine, Florida 32084 and its telephone number is (904) 824-0201.

                              COVERED STOCKHOLDERS

         The following table sets forth: (i) the names of the Covered Stockholders and (ii) the positions, offices or other material relationships which they have had with the Corporation since June 1993:

============================================================================================================================
COVERED STOCKHOLDERS:                      CURRENT POSITIONS WITH THE                FORMER POSITION WITH THE CORPORATION OR
                                           CORPORATION                               ANY OF ITS PREDECESSORS OR AFFILIATES
- ----------------------------------------------------------------------------------------------------------------------------
G. Frank McKeown                           Employee(1)                               NFSI President, Assistant Secretary and
                                                                                     Director(2)
- ----------------------------------------------------------------------------------------------------------------------------
Carol A. McKeown                                              *                                          *
- ----------------------------------------------------------------------------------------------------------------------------
Edgar J. McCurry, Jr.                                         *                      NFSI Vice President, Secretary and
                                                                                     Director(3)
============================================================================================================================




- -----------------------------------

        (1) Mr. McKeown and the Corporation executed an employment agreement in connection with the Merger whereby Mr. McKeown agreed to act in a management capacity for the Corporation for a term commencing as of April 1, 1996 and terminating on March 31, 1999.

        (2) Prior to the Merger, Mr. McKeown acted as President, Assistant Secretary and Director of NFSI.

        (3) Prior to the Merger, Mr. McCurry acted as Vice President, Secretary and Director of NFSI.

         The following table sets forth: (i) the names of the Covered Stockholders who may sell Common Stock pursuant to this Prospectus, (ii) the number of shares of Common Stock owned (or subject to warrant) by each Covered Stockholder as of June 13, 1996, (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Covered Stockholder by this Prospectus and (iv) the amount and (if one per cent or more) the percentage of the class to be owned by each Covered Shareholder if such Covered Shareholder were to sell all of the shares of Common Stock subject to this Prospectus.

=================================================================================================================================
Name                      Number of shares owned   Number of shares to be    Number of Shares         Percent of total
                          (or subject to           registered                Owned if all shares      outstanding shares
                          warrant) prior to this                             registered hereunder     owned if all shares
                          registration                                       were sold                registered hereunder
                                                                                                      were sold (if 1% or more)
- ---------------------------------------------------------------------------------------------------------------------------------
G. Frank and Carol A.     154,473(4)               116,973(5)                0                                   *
McKeown, as joint
tenants with a right
of survivorship
- ---------------------------------------------------------------------------------------------------------------------------------
Edgar W. McCurry          154,473(6)               116,973(7)                0                                   *
=================================================================================================================================


                              PLAN OF DISTRIBUTION

         Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Covered Stockholders for their own account, and they will receive all proceeds from any such sales. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the warrants pursuant to which the Covered Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Covered Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on Nasdaq at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise (unless sales are made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")). If shares of Common Stock are sold through brokers, the Covered Stockholders may pay customary brokerage commissions and charges. The Covered Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Covered Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Covered Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities and any commissions received by them and any profit on the resale of shares as principal might be deemed to be




- -----------------------------------

        (4) Represents 116,973 shares of Common Stock issued to G. Frank and Carol A. McKeown, as joint tenants with a right of survivorship, by the Corporation in connection with the Merger Agreement and warrants to purchase up to 37,500 shares of Common Stock in connection with the exercise of Warrant
No. 1 issued to G. Frank McKeown and Carol A. McKeown, as joint tenants with a right of survivorship, pursuant to the Warrant Agreement dated as of March 21, 1996, among G. Frank McKeown, Carol A. McKeown, Edgar W. McCurry, Jr., and the Corporation (the "Warrant Agreement"). Warrants to purchase all of the shares of Common Stock represented by Warrant No. 1 are currently exercisable by
G. Frank and Carol A. McKeown, as joint tenants with a right of survivorship.

        (5) Represents solely the shares issued to G. Frank and Carol A. McKeown in connection with the Merger Agreement.

        (6) Includes 116,973 shares of Common Stock issued to Edgar W. McCurry, Jr., by the Corporation in connection with the Merger and warrants to purchase up to 37,500 shares of Common Stock in connection with the exercise of Warrant No. 2 issued to Edgar W. McCurry, Jr., pursuant to the Warrant Agreement. All of the warrants to purchase shares of Common Stock represented by Warrant No.2 are currently exercisable by Mr. McCurry.

        (7) Represents solely the shares issued to Edgar W. McCurry, Jr., in connection with the Merger Agreement.

underwriting discounts and commissions under the Securities Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act. The Covered Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

         The shares of Common Stock to which this Prospectus relates may be authorized for listing on the Nasdaq exchange.




                               REGULATORY MATTERS

GENERAL

         The Corporation and the waste services industry in general are subject to extensive, expansive and evolving regulation by federal, state and local authorities. In particular, the regulatory process requires firms in the industry to obtain and retain numerous governmental permits to conduct various aspects of their operations, any of which may be subject to revocation, modification or denial. The continually shifting policies and attitudes of the regulatory agencies relating to the industry may impact the Corporation's ability to obtain applicable permits from governmental authorities on a timely basis and to retain such permits. The Corporation is not in a position to assess the extent of any such impact, but it could be significant.

         State and local governments have also from time to time proposed or adopted other types of laws, regulations or initiatives with respect to the environmental services industry. Included among these are laws, regulations and initiatives to ban or restrict the interstate or inter-county shipment of wastes, impose higher taxes on out-of-state waste shipments than in-state shipments and regulate disposal facilities as public utilities.

         The Corporation makes a continuing effort to anticipate regulatory, political and legal developments that might affect operations, but cannot predict the extent to which any legislation or regulation that may be enacted or enforced in the future may affect its operations.

         Operating permits are generally required at the state and local level for landfills and collection vehicles. Operating permits need to be renewed periodically and may be subject to revocation, modification, denial or non-renewal for various reasons, including failure of the Corporation to satisfy regulatory concerns. In the solid waste collection phase, regulation takes such forms as permitting of transfer stations, licensing of collection vehicles, truck safety requirements, vehicular weight limitations and, in certain localities, limitations on rates, area and time and frequency of collection. In the solid waste disposal phase, regulation covers various matters, including methane gas emission, liquid runoff and rodent, pest, litter and traffic control. Zoning and land use requirements and limitations are encountered in the solid waste collection and disposal phases of the Corporation's business. In addition, the Corporation's operations may be subject to water pollution laws and regulations; air and noise pollution laws and regulations; and safety standards under the Occupational Safety and Health Act ("OSHA"). Governmental authorities have the power to enforce compliance with these various laws and regulations and violators are subject to injunctions, fines and revocation of permits. Private individuals may also have the right to sue to enforce compliance.

         Regulatory or technological developments relating to the environment may require the Corporation (as well as others in the solid waste management business) to modify, supplement or replace equipment and facilities at costs which may be substantial. Because the Corporation is engaged in a business intrinsically connected with the protection of the environment and the potential discharge of materials into the environment, a material portion of the Corporation's capital expenditures are, directly or indirectly, related to such items. The Corporation does not expect such expenditures, which are incurred in the ordinary course of business, to have a materially adverse impact on its earnings or competitive position in the foreseeable future because the Corporation's business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

         Although the Corporation intends to conduct its operations in compliance with applicable laws and regulations, the Corporation believes that heightened political and citizen sensitivity causes companies in the solid waste management industry to be faced, in the normal course of operating their businesses, with the possibility of expending funds for fines, penalties and expenses incurred as a result of changes to environmental compliance regulations. While the Corporation has expended no such funds to date, the possibility remains that technological, regulatory or enforcement developments, the results of environmental studies or other factors could materially alter this expectation at any time. In any event, such matters could have a material impact on earnings for a particular fiscal quarter.

         Resource Conservation and Recovery Act ("RCRA") RCRA regulates the generation, treatment, storage, handling, transportation and disposal of hazardous and solid waste and requires states to develop programs to insure the safe disposal of solid waste in sanitary landfills. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous wastes if they: (i) either (a) are specifically included on a list of hazardous wastes or (b) exhibit certain characteristics; and (ii) are not specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous. Among the wastes that are specifically designated as nonhazardous waste are household waste and various types of special waste. These wastes, which will be accepted at the Corporation's landfills, may contain incidental hazardous substances.

         On October 9, 1991, the EPA promulgated new regulations pursuant to Subtitle D of RCRA. These new regulations include location standards, facility design standards, operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring requirements as well as corrective action standards, all of which have not previously been uniformly applied at landfills within the fifty states. In addition, the new regulations require new landfills which received municipal solid waste for disposal after April 9, 1994 to have one or more liners (typically high-density polyethylene liners) to keep leachate out of groundwater and have extensive systems to collect leachate for handling and treatment. In addition, by October 9, 1996 groundwater wells must also be installed at virtually all landfills to monitor groundwater quality and the leachate collection system operation. The regulations also require (where threshold test levels are met) that methane gas generated at landfills be controlled in a manner that will protect human health and the environment. Because some states have already adopted regulations at least as stringent as the new federal regulations, the new Subtitle D regulations will cause greater changes in the landfill regulation of certain states than of others.

         The Corporation's Pecan Row Landfill was designed and constructed in accordance with the requirements of Subtitle D.

         The Federal Water Pollution Control Act ("Clean Water Act") The Clean Water Act established rules regulating the discharge of pollutants from a variety of sources, including solid waste disposal sites, into waters of the United States. For any discharge, the Clean Water Act would require the Corporation to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. Also, virtually all landfills are required to comply with the new federal storm water regulations, which are designed to prevent possibly contaminated storm water from flowing into surface waters.

         Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") CERCLA addresses problems created by the release of any hazardous substance into the environment. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities among all past and current owners and operators of the site as well as the generators and the transporters who arranged for disposal and transportation of hazardous substances. The costs of CERCLA cleanup can be very substantial. Liability under CERCLA does not depend upon the existence or disposal of "hazardous waste" but can also be founded upon the existence of even very small amounts of the more than 1,000 "hazardous substances" listed by the EPA.

         The Clean Air Act, as Amended ("Clean Air Act") The Clean Air Act provides for federal, state and local regulation of the emission of air pollutants and is applicable to landfills. The EPA has proposed new source performance standards regulating overall air emissions from solid waste landfills. The EPA may also issue regulations controlling the emissions of particular air pollutants from solid waste landfills. Moreover, landfills located in areas with air pollution problems may be subject to even more extensive air pollution controls.

         State and Local Regulations The States of Georgia and Florida, as well as those states in which the Corporation may operate in the future, have laws and regulations governing the generation, handling, transfer, transportation and disposal of solid waste, water and air pollution and, in most cases, the design, operation, maintenance, closure and post-closure maintenance of landfills.

         Georgia and Florida, like most other states, have tightened the regulatory requirements on the permitting of new and expanded solid waste
facilities and on the continued operation of existing facilities.   State
regulations are expected to become both more stringent and more uniform nationwide as the dates for the implementation of additional requirements of Subtitle D occur. The increased stringency of state regulations may be expected to benefit the Corporation, as older landfills are forced to close, thereby further reducing the available landfill capacity. However, the increasing state and local scrutiny of landfills also makes it difficult for the Corporation to comply with the continually evolving and expansive regulation applicable to the disposal of solid waste.

         Increasing public opposition to the siting and operation of landfills has led many states, including Georgia and Florida, to enact legislation at the state and/or local level which attempts to prohibit or greatly restrict the interstate and intrastate movement of solid waste. In addition, after two recent decisions by the Supreme Court which recognized that the Commerce Clause of the United States Constitution imposes substantial limits upon the ability of state and local governments to restrict the movement of solid waste across state lines, legislation has been introduced in the United States Congress which attempts to restrict interstate waste transportation. For the foreseeable future, the Corporation, like all others in the solid waste industry, faces uncertainty regarding the circumstances under which it will be able to accept out-of-state waste for disposal at its facility. A significant portion of the solid waste volume disposed of at the Corporation's Pecan Row Landfill is generated from outside the State of Georgia.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary does not purport to be complete and is subject to in all respects, and qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law including the Restated Certificate of Incorporation, as amended, and the Bylaws of the Corporation (the "Bylaws").

GENERAL

         The authorized capital stock of the Corporation consists of 50,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of April 15, 1996, there were issued and outstanding 18,896,551 shares of Common Stock and no shares of Preferred Stock were issued or outstanding. The Common Stock will, when issued, be fully paid and nonassessable.

         Since the Corporation owns a controlling interest in, and supervises the management of, several subsidiaries, the right of the Corporation, and hence the right of creditors and shareholders of the Corporation, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Corporation itself as a creditor of the subsidiary may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries.

COMMON STOCK

         The holders of Common Stock are entitled to receive dividends from funds legally available therefor when, as, and if declared by the Corporation's Board of Directors out of assets of the Corporation legally available for payment. Each dividend will be payable to holders of record as they appear on the stock register of the corporation as of the record dates fixed by the Board of Directors of the Corporation. The principal source of funds for payment of dividends by the Corporation is dividends paid by the Corporation's subsidiaries.

         In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock are entitled upon liquidation to receive pro rata the net assets of the Corporation after satisfaction in full of the prior rights of creditors of the Corporation and the holders of any Preferred Stock designating a liquidation preference. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

         The holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights, any preferential, subscriptive or preemptive rights with respect to any securities of the Corporation, or any conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable.

         Chemical Mellon Securities Transfer Corp. is the transfer agent and registrar for the Common Stock.

PREFERRED STOCK

         Under the Restated Certificate of Incorporation, as amended, the Corporation's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has not issued any series of Preferred Stock.

         Any issuance of shares of Preferred Stock could be used to dilute the stock ownership of persons seeking to gain control of GeoWaste and could otherwise have the effect of delaying, deferring or preventing a change in control of GeoWaste.


                                 LEGAL OPINION

         The validity of the Common Stock will be passed upon for the Corporation by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Corporation.

                                    EXPERTS

         The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1995, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P, independent accountants, given on the authority of such firm as experts in issuing said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.         Other Expenses of Issuance and Distribution.

         The following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered, other than underwriting discounts and commissions.

                 Securities and Exchange Commission
                  Registration Fee                                   $  363.02
                 Legal Fees and Expenses                              7,500.00
                 Miscellaneous Expenses                               3,000
                 Acounting and Auditing Expenses                      7,000
                                                                     ---------
                                                                     $7,863.02

         All of the above items, except the registration fee, are estimated.


Item 15.         Indemnification of Directors and Officers.

         The Restated Certificate of Incorporation, as amended, and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

          Section 145(a) of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

         Section 145(c) of the DGCL provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Subsections (a) or (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under Subsections (a), or (b) of Section 145 of the DGCL, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or (b) of Section 145 of the DGCL. Such determination shall be made:

                 (a) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum; or

                 (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

                 (c)      by the stockholders.

         Under subsection (e) of Section 145 of the DGCL, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145 of the DGCL.

         Subsection (f) of Section 145 of the DGCL states that indemnification and advancement of expenses provided under Section 145 of the DGCL are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office.

         Subsection (g) of Section 145 of the DGCL permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 145.

         AS ALLOWED BY SECTION 145(G) OF THE DGCL THE CORPORATION MAINTAINS LIABILITY INSURANCE COVERING DIRECTORS AND OFFICERS.

Item 16.         Exhibits.

         This Form S-3 Registration Statement includes the following exhibits:

                 Exhibit Number
                 --------------
                 4(a)             Certificate of Incorporation of GeoWaste Incorporated, as amended and restated.

                 4(b)             Bylaws of GeoWaste Incorporated

                 4(c)             Amendment to Amended and Restated Certificate of GeoWaste Incorporated

                 4(d)             Certificate of Designation of Preferred Stock of GeoWaste Incorporated

                 4(e)             Purchase Agreement, dated March 5, 1992, between GeoWaste Incorporated, the Delaware State
                                  Employee's Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc.

                 4(f)             Form of Debenture

                 4(g)             Registration Rights Agreement dated March 5, 1992, by and between GeoWaste Incorporated, the
                                  Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American
                                  Holdings Inc.

                 4(h)             Registration Rights Agreement dated August 2, 1991, by and between GeoWaste Incorporated and each of the entities listed on Exhibit A thereto.

                 4(i)             First Escrow Agreement dated August 2, 1991, by and between GeoWaste Incorporated, Frederick J.
                                  Iseman, James Swistock, Matthew Fulton, Brian Russell, James R. Jones,  Paul Thomas Cohen,
                                  William vanden Heuvel, Balis & Zohn, Inc., and IBJ Schroder Bank & Trust Company.

                 4(j)             Second Escrow Agreement dated August 2, 1991, by and between GeoWaste Incorporated, the parties listed on Schedule A thereto, Kurt Wilkening and IBJ Schroder Bank & Trust Company.

                 4(k)             Equivest First Convertible Debt Exchange Agreement dated August 2, 1991, by and between GeoWaste
                                  Incorporated and the parties listed on Schedule A thereto.

                 4(l)             Equivest Second Convertible Debt Exchange Agreement dated August 2, 1991, by and between GeoWaste Incorporated and the parties listed on Schedule A attached thereto.

                 4(m)             Stockholders' Agreement dated August 2, 1991, by and between GeoWaste Incorporated,
                                  Advance Ross Corporation, Allen & Company Incorporated, Federick J. Iseman, Harve
                                  Ferrill, Gian Caterine, Kurt Wilkening, the persons or entities listed on Schedule A attached thereto and the persons or entities listed on Schedule B attached thereto.

                 4(n)             Voting Agreement dated March 5, 1992, by and between GeoWaste Incorporated, the
                                  Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of
                                  ICI American Holdings Inc., Frederick J. Iseman, Gian Caterine, Amy C. MacF. Burbott,
                                  Harve Ferrill, James Swistock, Advance Ross Corporation and Allen & Company Incorporated.

                 5                Opinion of Mahoney Adams & Criser, P.A., counsel for the Company, concerning the legality of the securities being registered.

                 10(a)            Warrant Purchase Agreement by and between GeoWaste Incorporated and Allen & Company
                                  Incorporated and Amy C. MacF. Burbott.

                 10(b)            Form of Employment Agreement dated as of August 1, 1991, by and between GeoWaste
                                  Incorporated and Amy C. MacF. Burbott.

                 10(c)            Form of Employment Agreement dated as of June 1, 1992, by and between GeoWaste
                                  Incorporated and Richard J. Sherman.

                 10(d)            Form of Employment Agreement dated as of August 1, 1991, by and between GeoWaste
                                  Incorporated and James W. Swistock.

                 10(e)            Form of Severance Agreement dated as of December 21, 1995, by and between GeoWaste
                                  Incorporated and Kevin R. Kohn.

                 10(f)            Form of Severance Agreement dated as of December 21, 1995, by and between GeoWaste
                                  Incorporated and Raymond F. Chase.

                 10(g)            Form of Consulting Agreement dated August 31, 1995, by and between GeoWaste
                                  Incorporated and Amy C. MacF. Burbott.

                 10(h)            Form of Amendment dated as of January 9, 1995, to Form of Employment Agreement dated as of August 1, 1991, by and between GeoWaste Incorporated and Amy C. MacF. Burbott.

                 13(a)            Form 10-K for the fiscal year ended December 31, 1995.

                 13(b)            Form 10-Q for the three month period ended March 31, 1996.

                 23(a)            Consent of Coopers & Lybrand, LLP, independent accountants.

                 23(b)            Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit 5).

Item 17.         Undertakings.

                 (1)      The Corporation hereby undertakes:

                          (a)     To file, during any period in which offers or
sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

                                  (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                                  (ii) To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                  (iii) To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                  provided, however, that the undertakings
included in (1)(a)(i) and (1)(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (b)  That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on the 6th day of June, 1996.


                                                       GEOWASTE INCORPORATED




                                                       By:  /s/ Kevin R. Kohn
                                                          ----------------------
                                                            Kevin R. Kohn
                                                            President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                           Title                             Date
- ---------                                                           -----                             ----
/s/ Amy C. MacF. Burbott                                    Chief Executive Officer
- --------------------------------------------                Chairman of the Board and Director        June 6, 1996
Amy C. MacF. Burbott



/s/ Kevin R. Kohn                                           President
- --------------------------------------------                Director                                  June 6, 1996
Kevin R. Kohn



/s/ Raymond F. Chase                                        Vice President                            June 6, 1996
- --------------------------------------------                Chief Financial Officer
Raymond F. Chase                                            Treasurer & Secretary



/s/ Robert J. Cresci                                        Director                                  June 6, 1996
- --------------------------------------------
Robert J. Cresci


/s/ Steven M. Engel                                         Director                                  June 6, 1996
- --------------------------------------------
Steven M. Engel


/s/ Harve A. Ferrill                                        Director                                  June 6, 1996
- --------------------------------------------
Harve A. Ferrill


/s/ Fredrick J. Iseman                                      Director                                  June 6, 1996
- --------------------------------------------
Fredrick J. Iseman


                               INDEX TO EXHIBITS

                                                                                PAGINATION BY
EXHIBIT                                                                         EXHIBIT SEQUENTIAL
NUMBER                                DESCRIPTION                               NUMBERING SYSTEM
- -------                               -----------                               ------------------
4(a)                                  Certificate of Incorporation
                                      of GeoWaste Incorporated,
                                      as amended and restated
                                      (incorporated by reference
                                      from Exhibit A to the Proxy
                                      filed November 25, 1991
                                      (File No. 0-9278)).

4(b)                                  Bylaws of GeoWaste Incorporated
                                      (incorporated by reference
                                      from Exhibit 3(b) to the Annual
                                      Report on Form 10-K for the
                                      year ended December 31, 1987
                                      (File No. 0-9278)).

4(c)                                  Amendment to Amended and Restated
                                      Certificate of GeoWaste
                                      Incorporated (incorporated by reference
                                      from Exhibit 3.4 to the Annual
                                      Report on Form 10-K for the
                                      year ended December 31, 1992
                                      (File No. 0-9278)).


4(d)                                  Certificate of Designation of
                                      Preferred Stock of GeoWaste
                                      Incorporated filed November 25, 1991
                                      (File No. 0-9278)).

4(e)                                  Purchase Agreement, dated March
                                      5, 1992, between GeoWaste
                                      Incorporated, the Delaware State
                                      Employee's Retirement Fund and
                                      the Trust for Defined Benefit
                                      Plan of ICI American Holdings Inc.
                                      (incorporated by reference from
                                      Exhibit 4.1 to the Current Report on
                                      Form 8-K filed March 13, 1992 (File No.
                                      0-9278)).

4(f)                                  Form of Debenture (incorporated by
                                      reference from Exhibit 4.2 to the
                                      Current Report on Form 8-K filed March
                                      13, 1992 (File No. 0-9278)).

4(g)                                  Registration Rights Agreement
                                      dated March 5, 1992, by and
                                      between GeoWaste Incorporated,
                                      the Delaware State Employees'
                                      Retirement Fund and the Trust
                                      for Defined Benefit Plan of ICI
                                      American Holdings Inc (incorporated by
                                      reference from Exhibit 4.3 to the
                                      Current Report on Form 8-K filed March
                                      13, 1992 (File No. 0-9278)).

4(h)                                  Registration Rights Agreement
                                      dated August 2, 1991, by and
                                      between GeoWaste Incorporated and
                                      each of the entities listed on
                                      Exhibit A thereto (incorporated by
                                      reference to Exhibit 4(D) to the
                                      Current Report filed on Form 8-K filed
                                      August 19, 1991 (File No. 0-9278)).

4(i)                                  First Escrow Agreement dated
                                      August 2, 1991, by and between
                                      GeoWaste Incorporated, Frederick
                                      J. Iseman, James Swistock, Matthew
                                      Fulton, Brian Russell, James R.
                                      Jones, Paul Thomas Cohen, William
                                      vanden Heuvel, Balis & Zohn, Inc.,
                                      and IBJ Schroder Bank & Trust
                                      Company (incorporated by reference from
                                      Exhibit 4(B) to the Current Report on
                                      Form 8-K filed August 19, 1991 (File No.
                                      0-9278)).

4(j)                                  Second Escrow Agreement dated August
                                      2, 1991, by and between GeoWaste
                                      Incorporated, the parties listed on
                                      Schedule A thereto, Kurt Wilkening
                                      and IBJ Schroder Bank & Trust Company
                                      (incorporated by reference from Exhibit
                                      4(C) to the Current Report on Form 8-K
                                      filed August 19, 1991 (File No. 0-9278)).

4(k)                                  Equivest First Convertible Debt
                                      Exchange Agreement dated August 2,
                                      1991, by and between GeoWaste
                                      Incorporated and the parties listed
                                      on Schedule A thereto (incorporated by
                                      reference from Exhibit 2(B) to the
                                      Current Report on Form 8-K filed August
                                      19, 1991 (File No. 0-9278)).

4(l)                                  Equivest Second Convertible Debt
                                      Exchange Agreement dated August 2,
                                      1991, by and between GeoWaste
                                      Incorporated and the parties listed
                                      on Schedule A attached thereto
                                      (incorporated by reference from Exhibit
                                      2(B) to the Current Report on Form 8-K
                                      filed August 19, 1991 (File No. 0-9278)).

4(m)                                  Stockholders' Agreement dated August 2,
                                      1991, by and between GeoWaste
                                      Incorporated, Advance Ross Corporation,
                                      Allen & Company Incorporated, Federick
                                      J. Iseman, Harve Ferrill, Gian Caterine,
                                      Kurt Wilkening, the persons or entities
                                      listed on Schedule A attached thereto
                                      and the persons or entities listed on
                                      Schedule B attached thereto
                                      (incorporated by reference from Exhibit
                                      4(A) to the Current Report of Form 8-K
                                      filed August 19, 1991 (File No.
                                      0-9278)).

4(n)                                  Voting Agreement dated March 5, 1992,
                                      by and between GeoWaste Incorporated,
                                      the Delaware State Employees' Retirement
                                      Fund and the Trust for Defined Benefit
                                      Plan of ICI American Holdings Inc.,
                                      Frederick J. Iseman, Gian Caterine,
                                      Amy C. MacF. Burbott, Harve Ferrill,
                                      James Swistock, Advance Ross Corporation and Allen & Company Incorporated
                                      (incorporated by reference from Exhibit
                                      4.4 to the Current Report on Form 8-K
                                      filed March 13, 1992 (File No. 0-9278)).

5 Opinion of Mahoney Adams & Criser, P.A., counsel for the Corporation, concerning the legality of the securities being registered.

10(a)                                 Warrant Purchase Agreement by and
                                      between GeoWaste Incorporated and Allen
                                      & Company Incorporated and Amy C. MacF.
                                      Burbott (incorporated by reference
                                      from Exhibit 10.1 to the Annual Report
                                      on Form 10-K for the year ended December
                                      31, 1991 (File No. 0-9278)).

10(b) Form of Employment Agreement dated as of August 1, 1991, by and between GeoWaste
                                      Incorporated and Amy C. MacF. Burbott
                                      (incorporated by reference from Exhibit
                                      10.1 to the Quarterly Report on Form
                                      10-Q for the period ended September 30,
                                      1992 (File No. 0-9278)).

10(c) Form of Employment Agreement dated as of June 1, 1992, by and between GeoWaste
                                      Incorporated and Richard J. Sherman
                                      (incorporated by reference from Exhibit
                                      10.1 to the Quarterly Report on Form
                                      10-Q for the period ended September 30,
                                      1992 (File No. 0-9278)).

10(d) Form of Employment Agreement dated as of August 1, 1991, by and between GeoWaste
                                      Incorporated and James W. Swistock
                                      (incorporated by reference from Exhibit
                                      10.4 to the Annual Report on Form 10-K
                                      for the year ended December 31, 1992
                                      (File No. 0-9278)).

10(e)                                 Form of Severance Agreement dated as of
                                      December 21, 1995, by and between
                                      GeoWaste Incorporated and Kevin R. Kohn
                                      (incorporated by reference from Exhibit
                                      10.5 to the Annual Report on Form 10-K
                                      for the year ended December 31, 1995
                                      (File No. 0-9278)).

10(f)                                 Form of Severance Agreement dated as of
                                      December 21, 1995, by and between
                                      GeoWaste Incorporated and Raymond F.
                                      Chase (incorporated by reference from
                                      Exhibit 10.6 to the Annual Report on
                                      Form 10-K for the year ended December
                                      31, 1995 (File No. 0-9278)).

10(g)                                 Form of Consulting Agreement dated
                                      August 31, 1995, by and between GeoWaste
                                      Incorporated and Amy C. MacF. Burbott
                                      (incorporated by reference from
                                      Exhibit 10.7 to the Annual Report on
                                      Form 10-K for the year ended December
                                      31, 1995 (File No. 0-9278)).

10(h)                                 Form of Amendment dated as of January 9,
                                      1995, to Form of Employment Agreement
                                      Agreement dated as of August 1, 1991, by and between GeoWaste Incorporated and
                                      Amy C. MacF. Burbott (incorporated by
                                      reference from Exhibit 10.7 to the
                                      Annual Report on Form 10-K for the year
                                      ended December 31, 1995 (File No.
                                      0-9278)).

13(a)                                 Form 10-K for fiscal year ended December
                                      31, 1995 (File No. 0-9278).

13(b)                                 Form 10-Q for the three month period
                                      ended March 31, 1996 (File No. 0-9278).

23(a)                                 Consent of Coopers & Lybrand, LLP
                                      independent accountants.

23(b)                                 Consent of Mahoney Adams &
                                      Criser, P.A., counsel for
                                      the Corporation (included in
                                      Exhibit 5).